EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. § 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”) by Beverly Hills Bancorp Inc. (the “Company”), the undersigned officer of the Company hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

BEVERLY HILLS BANCORP INC.

Date: May 6, 2005	/s/ TAKEO K. SASAKI
Takeo K. Sasaki Chief Financial Officer